Exhibit 99.1

I-many Press Release

I-many Reports Fourth Quarter and Year-End 2005 Financial Results

Highlights:

Q4 net revenue $8.9 million, up 26% from Q3

Q4 2005 deferred revenue and unamortized subscriptions up 62% vs. Q4 2004

Q4 license revenue up 373% to $2.7 million from Q3

Gross value of license contracts signed up 13% in 2005 vs. 2004

Unamortized subscriptions reached $8.6 million, up 325% at end of 2005 vs. 2004

EDISON, N.J.—January 31, 2006—I-many, Inc. (NASDAQ:IMNY), the leading provider of advanced Enterprise Contract Management (ECM) solutions for managing corporate commitments, reported financial results for the fourth quarter and year-end 2005.

Net revenues for the fourth quarter 2005 totaled $8.9 million, an increase of 26% from $7.1 million reported in the previous quarter, and a decrease of 7% from $9.5 million reported in the fourth quarter of 2004. Net loss for the fourth quarter of 2005 narrowed to $(0.03) per share, from a loss of $(0.07) per share in the previous quarter and $(0.05) per share in the fourth quarter of 2004.

Quarter-end cash, restricted cash and short-term investments was $17.4 million, as compared to $18.2 million at end of the previous quarter.

For the year ended December 31, 2005, net revenues totaled $33.2 million, a decrease of 13% from $38.4 million reported in the previous year. Net loss for 2005 was $(0.19) per share, versus a loss of $(0.18) per share in 2004.

Net revenues exclude the portion of the gross value of license and service contracts booked during the year that the company cannot realize until future periods. The gross value of license contracts signed during the year increased from $11.5 million in 2004 to $13.1 million in 2005, a gain of 13%.

The value of unamortized subscriptions to be recognized over the next five years totaled $8.6 million at the end of the fourth quarter 2005, an increase of 8% from $7.9 million for the previous quarter, and up 325% from $2.0 million at end of the fourth quarter 2004. Revenue from contracted professional services to be provided in future periods totaled $4.1 million at the end of the fourth quarter 2005, up 28% from $3.2 million for the previous quarter. The total amount of deferred revenue and unamortized subscriptions was $19.4 million at the end of the fourth quarter 2005, an increase of 11% from $17.5 million for the previous quarter, and up 62% from $12.0 million at the end of the fourth quarter 2004.

License revenue for the fourth quarter of 2005 totaled $2.7 million, an increase of 373% from $567,000 in the previous quarter, and was down 9% from $2.9 million for the same period in 2004. Service revenue of $6.2 million decreased 4% from $6.5 million the previous quarter, and decreased 6% from $6.6 million for the same year-ago period.

For the full year of 2005, license revenue of $6.8 million decreased 40% from $11.3 million in 2004. Service revenue of $26.4 million in 2005 decreased 3% from $27.1 million reported in 2004.

These results are in-line with I-many’s guidance provided on its October 26, 2005 conference call.

“I-many maintained its industry leadership position in 2005, while also undergoing a significant transformation,” notes I-many CEO and president, Yorgen Edholm, “including transitions to new senior management; new corporate governance with active shareholder involvement; and a new, very powerful, software platform. We’ve also seen a dramatic expansion of subscription-based licenses introduced last year.

“While some of these changes will take a few quarters to become fully realized, initial benefits can be seen in our product quality, product roadmap, and the substantial increase in sales in the fourth quarter. We have also seen results from our renewed focus and commitment to the Life Science market, where 23 of the top 25 pharmaceutical companies have chosen I-many as their partner. With the completion of the new ECM-F platform, we can now focus on layering upon it new applications. Because of the efficiencies this will provide, it will allow us to align, over time, our R&D expenditures closer to industry averages, and more readily expand to new vertical markets. All together, we are now managing a strong deal and product pipeline that has set I-many on an excellent course for 2006.”

I-many CFO Kevin Harris added, “It is also important to recognize the dual impact of our subscription service offering. Externally, it expands our market to customers that find regular subscription payments an easier and more flexible implementation of ECM. Internally, it provides I-many with the potential for smoother, more predictable revenue growth. The effect of our increasing subscription revenue is also important to consider when comparing current results to previous periods when subscriptions were a smaller percentage of sales.”

Other significant milestones during the fourth quarter and the year included:

•	12 license transactions for the quarter (standard and subscription), up from nine during the previous quarter.

•	37 new license transactions (standard and subscription) for the year.

•	Three new subscription transactions were signed during the quarter, for a total of 16 for the year and up from five signed in all of 2004.

•	Three new customers were signed in the fourth quarter, bringing the total to 14 for the year and further expanding the company’s industry-leading customer base. Most notably, nine of the year’s new customers are in vertical markets outside of Life Sciences. This includes three members of the Fortune 200 that were signed during the third and fourth quarters: a world-leading manufacturer and marketer of imaging products; a leading global technology corporation; and one of the largest health benefits companies.

2006 Guidance

2006 will see the phased release of applications based on I-many’s next generation software platform that unifies different product offerings and provides a common, interoperable foundation. Benefits include faster, more efficient introduction and implementation of new ECM solutions. Management believes this new platform will set the industry standard for contract management solutions for years to come, supporting both licensed solutions and new hosted services.

The company plans to strengthen its important base of Life Science customers, and expects to see significant growth in this area as it helps customers meet constantly changing regulatory requirements, like Medicare Part D. I-many also plans to further leverage its success in Life Science by providing ECM to other industries, where new government compliance rules, like Sarbanes-Oxley, and the drive to reduce cost and increase profits, are increasing the demand for solutions like those offered by I-many.

Management anticipates these efforts will drive growth in 2006 in terms of both recognized revenue and total recognized and deferred revenue from new contracts. While it is difficult to predict the mix of recognizable and deferred transactions the company will sign, management expects the gross value of new license transactions in 2006 to be in excess of $14 million. This result could be substantially higher if the company realizes one or more new large customers.

Recurring revenue from maintenance and support, hosting and subscription revenue is anticipated to be approximately $16 million in 2006. Total recognized revenues are expected to be the in the range of $38 to $42 million.

Management expects GAAP expenses to range from $44 to $46 million, including approximately $2.5 million of non-cash charges, and cash at year end to be between $14 and $16 million.

Management is including additional financial information in this press release and in its annual report on Form 10-K that it believes will give shareholders additional insight into quarterly and annual results. Following the balance sheet and income statement, management has included a table that shows the results for the fourth quarter and the full year 2005 compared to the comparable periods in 2004 for new license transactions including subscription contracts, the recognition into reportable revenue of subscriptions and other deferred transactions, and the reconciliation of those numbers to total product revenue according to generally accepted accounting principles (“GAAP”).

I-many will hold a conference call tomorrow, Wednesday, February 1st, 2006, at 10:00 a.m. Eastern Time. The call-in number is (866) 202-3048 or (617) 213-8843, passcode 96029238. The call is also being webcast and can be accessed at I-many’s web site at www.imany.com.

Use of Non-GAAP Financial Information

The company supplements its GAAP financial statements with a non-GAAP quarterly and annual reconciliation of the gross value of license transactions to its reported GAAP product revenues. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. Management believes its inclusion can enhance an overall understanding of the company’s past operational performance and also its prospects for the future. This reconciliation of product revenues is made with the intent of providing both management and investors a more complete understanding of the revenue performance of the company, as opposed to GAAP revenue results, which do not include the impact of newly-executed subscription agreements and other deferred revenue arrangements that are material to the ongoing performance of the company’s business. This information quantifies the various components comprising current revenue, which in each quarter consists of revenues from licenses sold in current periods plus revenues deferred from prior periods, less revenue deferred from licenses sold in current periods. Management uses this information as a basis for planning and forecasting core business activity in future periods and believes it is useful in understanding our results of operations. The presentation of this additional revenue information is not meant to be considered in isolation or as a substitute for revenues reported in accordance with generally accepted accounting principles in the United States.

About I-many

I-many (NASDAQ:IMNY) is the leading provider of advanced Enterprise Contract Management solutions for managing corporate commitments. Designed to extend beyond the traditional contract management capabilities, I-many ContractSphere(R) offers an end-to-end solution, from pre-contract processes and contract management to transaction compliance. Ultimately, this provides companies with the visibility and control needed to manage any type of commitment—from contracts and obligations to payments and collections. The result is increased revenue, minimized risk and dramatically reduced operating costs, which deliver improved profitability with hard return on investment. More than 280 customers across 21 industries worldwide have implemented and realized the value of I-many business solutions. For more information, please visit www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk of unforeseen technical or practical impediments to planned software development, which could affect the company’s product release timetable; the inherent risks of large software implementation projects, which can cause customer disagreements that could affect I-many’s ability to collect both services and license revenue, whether recognized or deferred; the possibility that customers could cancel maintenance and support services at the time of annual renewal, which could decrease I-many’s base of recurring revenue; the possibility that current economic conditions will not improve as anticipated or will deteriorate; the possibility that extraordinary events outside the company’s control could extend the length of the sales cycle for the company’s products or make the market for the company’s products more unpredictable; the risk that the company’s historical dependence on the healthcare market will continue; the risk that the company will not be successful in opening new markets for its products; and other risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission.

Summary Tables

Fourth Quarter Results	Q4 ‘05	vs. Q3 ‘05	% Δ	vs. Q4 ‘04	% Δ
Net Revenues	$8.9 M	$7.1 M	+26%	$9.5 M	-7%
Net loss/Share	$(0.03)	$(0.07)		$(0.05)
Cash, Restricted Cash, Short Term Investments	$17.4 M	$18.2 M	-4%	$21.5 M	-19%
Value of Unamortized Subscriptions	$8.6 M	$7.9 M	+8%	$2.0 M	+325%
Deferred Revenue & Unamortized Subscriptions	$19.4 M	$17.5 M	+11%	$12.0 M	+62%
License Revenue	$2.7 M	$567,000	+373%	$2.9 M	-9%
Service Revenue	$6.2 M	$6.5 M	-4%	$6.6 M	-6%
New License Transactions (Traditional & Subscription)	12	9	+33%	16	-25%
New Subscriptions Only	3	5	-40%	3	0%
New Customers	3	4	-25%	9	-66%

M=Millions

Year-end Results	FY 2005	vs. FY 2004	% Δ
Net Revenues	$33.2 M	$38.4 M	-13%
Net loss/Share	$(0.19)	$(0.18)
Gross Value of License Contracts	$13.1 M	$11.5 M	+13%
License revenue	$6.8 M	$11.3 M	-40%
Service Revenue	$26.4 M	$27.1 M	-3%
New Subscriptions	16	5	+220%
New License Transactions	37	40	-7%

M=Millions

I-MANY, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$16,805	$6,098
Restricted cash	—	161
Short-term investments and securities held for sale	—	14,610
Accounts receivable	9,577	9,964
Other current assets	845	518

Total current assets	27,227	31,351
Property and equipment, net	1,188	1,300
Restricted cash	555	663
Other assets	122	120
Acquired intangible assets, net	713	2,097
Goodwill	8,667	8,667

Total assets	$38,472	$44,198

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,618	$6,571
Current portion of deferred revenue	11,521	9,975
Capital lease obligations	8	160

Total current liabilities	17,147	16,706
Deferred revenue, net of current portion	1,242	275
Other long-term liabilities	1,054	1,347
Stockholders’ equity	19,029	25,870

Total liabilities and stockholders’ equity	$38,472	$44,198

I-MANY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Net Revenues:
Product	$2,680	$2,934	$6,804	$11,275
Services	6,219	6,587	26,445	27,138

Total net revenues	8,899	9,521	33,249	38,413
Cost of revenues
Product	226	332	520	832
Services	3,399	3,476	14,764	14,733

Total cost of revenues	3,625	3,808	15,284	15,565

Gross profit	5,274	5,713	17,965	22,848

Operating expenses:
Sales and marketing	2,449	2,685	8,626	9,020
Research and development	2,540	2,995	11,267	11,874
General and administrative	1,206	1,631	4,819	5,552
Depreciation	205	253	796	917
Amortization of acquired intangible assets	343	378	1,384	1,465
In-process research and development	—	—	—	290
Restructuring and other charges (credits)	15	(25)	(10)	1,346

Total operating expenses	6,758	7,917	26,882	30,464

Loss from operations	(1,484)	(2,204)	(8,917)	(7,616)
Other income, net	103	77	285	244

Loss before income taxes	(1,381)	(2,127)	(8,632)	(7,372)
Benefit from income taxes	0	0	0	(82)

Net loss	($1,381)	($2,127)	($8,632)	($7,290)

Basic and diluted net loss per common share	($0.03)	($0.05)	($0.19)	($0.18)

Weighted average shares outstanding	46,340	42,241	44,548	41,367

I-MANY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Net Revenues:
Product	$2,680	$2,934	$6,804	$11,275
Services	6,219	6,587	26,445	27,138

Total net revenues	8,899	9,521	33,249	38,413
Operating Expenses:
Cost of third party technology	226	332	520	832
Cost of services	3,399	3,476	14,764	14,733
Sales and marketing	2,449	2,685	8,626	9,020
Research and development	2,540	2,995	11,267	11,874
General and administrative	1,206	1,631	4,819	5,552
Depreciation	205	253	796	917
Amortization of acquired intangible assets	343	378	1,384	1,465
In-process research and development	—	—	—	290
Restructuring and other charges (credits)	15	(25)	(10)	1,346

Total operating expenses	10,383	11,725	42,166	46,029

Loss from operations	(1,484)	(2,204)	(8,917)	(7,616)
Other income, net	103	77	285	244

Loss before income taxes	(1,381)	(2,127)	(8,632)	(7,372)
Benefit from income taxes	0	0	0	(82)

Net loss	($1,381)	($2,127)	($8,632)	($7,290)

Basic and diluted net loss per common share	($0.03)	($0.05)	($0.19)	($0.18)

Weighted average shares outstanding	46,340	42,241	44,548	41,367

Note:  We are transitioning to the income statement format presented on this page. We will no longer use the first format presented in future earnings releases. We are adding additional information (cost of third party technology) and removing the gross profit line. We think this presentation is consistent with the presentation of many other software companies and adds additional information to increase transparency to investors.

Reconciliation of Value of License Transactions to Reportable Product Revenue

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(AMOUNTS IN THOUSANDS)
Gross value of license contracts sold:
Health and Life Sciences	$3,599	$3,886	$10,818	$8,477
Industry Solutions	138	1,617	2,282	3,071

	3,737	5,503	13,100	11,548
Add product revenue recorded in current quarter from contracts sold in prior periods:
Health and Life Sciences—subscriptions	325	69	926	102
Health and Life Sciences—other deferrals	0	289	1,476	3,428
Industry Solutions—subscriptions	35	0	35	0
Industry Solutions—other deferrals	525	0	525	794

	885	358	2,962	4,324
Less value of license contracts sold in current quarter and deferred to future periods:
Health and Life Sciences	1,907	2,802	7,840	3,922
Industry Solutions	35	125	1,418	675

	1,942	2,927	9,258	4,597

Product revenue recorded:
Health and Life Sciences	2,017	1,442	5,380	8,085
Industry Solutions	663	1,492	1,424	3,190

	$2,680	$2,934	$6,804	$11,275

CONTACT:

I-many, Inc.

Kevin Harris, 732-452-1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc.

Scott Liolios, 949-574-3860

scott@liolios.com

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